CHOICE HOTELS INTERNATIONAL REPORTS SECOND QUARTER 2024 RESULTS

Raises Midpoint of Full-year 2024 EPS Guidance
Global Rooms Pipeline up 22% and Openings up 20% Year-over-Year

NORTH BETHESDA, Md., August 8, 2024 – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s leading lodging franchisors, today reported its second quarter 2024 results.
Highlights include:
•Total revenues reached $435.2 million for second quarter 2024, a quarterly record and a 2% increase compared to the same period of 2023.
•Net income increased 3% to $87.1 million for the second quarter of 2024, representing diluted earnings per share (EPS) of $1.80, a 9% increase compared to the same period of 2023.
•Second quarter 2024 adjusted net income, excluding certain items described in Exhibit 7, decreased 0.4% to $88.8 million compared to the same period of 2023, and adjusted diluted EPS increased 5% to a record of $1.84 compared to the same period of 2023.
•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for second quarter 2024 grew to a quarterly record of $161.7 million, a 6% increase compared to the same period of 2023.
•Global pipeline as of June 30, 2024, increased 22% to a second quarter record of over 114,000 rooms from June 30, 2023, highlighted by a doubling of the global pipeline for conversion rooms. Domestic rooms pipeline as of June 30, 2024 increased by 11% since June 30, 2023, including a 65% increase for conversion rooms.
•Global hotel openings for second quarter 2024 increased by 20% compared to the same period of 2023.
•Domestic franchise agreements for the company’s upscale, extended stay, and midscale brands executed year-to-date through June 30, 2024, increased by 8% compared to the same period of 2023.
•The international portfolio as of June 30, 2024, expanded by 1.6% in the number of rooms, highlighted by international hotel openings that doubled in the second quarter compared to the same period of 2023.
•The company repurchased 2.4 million shares of common stock for $296.2 million year-to-date through June 30, 2024, representing over 5% of the company’s market capitalization at the beginning of the year.
“Choice Hotels generated another quarter of record financial performance amid a normalizing domestic RevPAR environment, demonstrating the strength of our versatile business model and proven growth strategy,” said Patrick Pacious, President and Chief Executive Officer. “We increased our global pipeline to new levels propelled by robust demand for our brands, accelerated the velocity of our global hotel openings, expanded our international reach, and significantly grew the size of our rewards program. With our meaningfully enhanced hotel portfolio profile, we are confident in the company’s ability to continue to deliver sustained earnings growth, invest in profitable long-term growth initiatives, and return significant capital to shareholders.”
Financial Performance
•Total revenues excluding reimbursable revenue from franchised and managed properties, calculated as total revenues net of reimbursable revenue of $176.3 million, increased 14% to $258.9 million for the second quarter 2024 compared to the same period of 2023.
•Royalty, licensing, and management fees increased 1% to $141.8 million for second quarter 2024 compared to $140.5 million for the same period of 2023.
•Second quarter 2024 domestic effective royalty rate increased 5 basis points to 5.04% compared to the same period of 2023.
•Domestic revenue per available room (RevPAR) increased 540 basis points sequentially for the three-month period ended June 30, 2024, and decreased 50 basis points compared to the same period of 2023.
•Domestic occupancy increased 10 basis points compared to the same period of 2023, representing 96% of 2019 domestic occupancy levels. Domestic RevPAR for the three months ended June 30, 2024 remains 11.0% higher than the same period of 2019.
Development
•The company’s domestic upscale, extended stay, and midscale portfolio increased 1.0% for hotels and increased 0.7% for rooms since June 30, 2023. The domestic extended stay hotels portfolio grew by 14.0% since June 30, 2023, driven by increases in each of the segment’s brands. The company’s total domestic system size increased to over 6,200 hotels representing over 494,000 rooms as of June 30, 2024.
•The international pipeline for conversion rooms increased by 8% from March 31, 2024, and the company nearly tripled the number of international rooms in the pipeline since June 30, 2023.
•The company opened an average of over four domestic hotels per week for a total of 118 domestic hotel openings year-to-date through June 30, 2024, a 10% increase compared to the same period of 2023. Of the domestic franchise agreements executed for conversion hotels over the trailing twelve months ending June 30, 2024, 134 opened in the same year, a 14% increase over the comparable period of the prior year.
•Of the total domestic franchise agreements awarded year-to-date through June 30, 2024, 82% were for conversion hotels and 89% were for the company’s upscale, extended stay, and midscale brands.
•The company’s WoodSpring Suites brand grew by 10% to 246 hotels since June 30, 2023, and was ranked number one for the second year in a row in guest satisfaction among economy extended stay hotel brands in the J.D. Power 2024 North America Hotel Guest Satisfaction Index Study.1
1 WoodSpring Suites received the highest score among economy extended stay hotels in the J.D. Power 2024 North America Hotel Guest Satisfaction Index Study of customers' satisfaction with their hotel stay. Visit jdpower.com/awards for more details.

Balance Sheet and Liquidity
On June 28, 2024, the company amended its revolving credit facility, increasing total commitments from $850 million to $1 billion and extending maturity from 2026 to 2029. On July 2, 2024, the company issued $600 million aggregate principal amount of new 5.85% unsecured senior notes due 2034. The net proceeds from the offering were used to repay the company’s $500 million unsecured term loan maturing at the end of 2024 and a portion to repay borrowings under the company’s revolving credit facility, reducing the company’s effective borrowing costs.
As of June 30, 2024, the company had a total available liquidity of approximately $530 million, including available borrowing capacity and cash and equivalents. In July 2024, the company fully divested the remaining shares owned in Wyndham Hotels and Resorts Inc. for approximately $91 million.
Shareholder Returns
During the six months ended June 30, 2024, the company paid cash dividends totaling $28.9 million.
During the six months ended June 30, 2024, the company repurchased 2.4 million shares of common stock for $296.2 million under its stock repurchase program and through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans.
As of June 30, 2024, the company had 4.4 million shares of common stock remaining under the current share repurchase authorization.
Outlook
The company is adjusting its RevPAR outlook to reflect a more moderated domestic RevPAR performance acceleration than previously expected. The outlook information below includes forward-looking non-GAAP financial measures, which management uses in forecasting performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, additional repurchases of company stock, and other items:

	Full-Year 2024	Prior Outlook
Net Income	$260 – $272 million	$260 – $274 million
Adjusted Net Income	$309.5 – $321.5 million	$306 – $320 million
Adjusted EBITDA	$580 – $600 million	$580 – $600 million
Diluted EPS	$5.40 – $5.65	$5.35 – $5.65
Adjusted Diluted EPS	$6.40 – $6.65	$6.30 – $6.60
Effective Income Tax Rate	24.5%	24.5%

	Full-Year 2024	Prior Outlook
vs. Full-Year 2023
Domestic RevPAR Growth	-3.5% to -1.5%	Flat to 2%
Domestic Effective Royalty Rate Growth	Mid-single digits	Mid-single digits
Domestic Net Unit Growth (1)	Approximately 2%	Approximately 2%
(1) upscale, extended stay, and midscale brands

Webcast and Conference Call
Choice Hotels International will conduct a live webcast to discuss the company’s second quarter 2024 earnings results on August 8, 2024, at 10:00 a.m. on the company’s investor relations website, www.investor.choicehotels.com, accessible via the Events and Presentations tab.
A conference call will also be available. Participants may listen to the call by dialing (800) 549-8228 domestically or (646) 564-9445 internationally using conference ID 34768.
A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at www.investor.choicehotels.com/events-and-presentations.
About Choice Hotels®
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with nearly 7,500 hotels, representing more than 630,000 rooms, in 45 countries and territories as of June 30, 2024. A diverse portfolio of 22 brands that range from full-service upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.
Forward-Looking Statements
Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.
Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measurements and Other Definitions
The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.
In addition to the specific adjustments noted below with respect to each measure, the adjusted EBITDA, adjusted net income and adjusted EPS presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and, transition costs, expenses associated with legal claims, fluctuations in the market value of equity securities purchased in contemplation of the proposed acquisition of Wyndham Hotels, global ERP system implementation and related costs, performance under limited debt payment guaranties and gain on sale of a hotel owned through an unconsolidated joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.
Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, impairments and gains on sale of business and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and gain on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in selling, general and administrative (SG&A) expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.
Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.
Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.
Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate.

The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.
RevPAR: RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.
Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.
Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com

© 2024 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.								Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months ended June 30,				Six months ended June 30,
			Variance				Variance
	2024	2023	$	%	2024	2023	$	%
REVENUES
Royalty, licensing and management fees	$141,813	$140,499	$1,314	1%	$247,280	$247,991	$(711)	—%
Initial franchise fees	6,562	7,164	(602)	(8)%	13,267	15,046	(1,779)	(12)%
Platform and procurement services fees	28,126	28,801	(675)	(2)%	41,882	42,644	(762)	(2)%
Owned hotels	28,418	25,504	2,914	11%	53,409	47,836	5,573	12%
Other	15,037	11,148	3,889	35%	31,394	21,775	9,619	44%
Other revenues from franchised and managed properties	215,200	214,304	896	0%	379,873	384,920	(5,047)	(1)%
Total revenues	435,156	427,420	7,736	2%	767,105	760,212	6,893	1%

OPERATING EXPENSES
Selling, general and administrative	64,995	58,424	6,571	11%	113,620	107,345	6,275	6%
Business combination, diligence and transition costs	895	9,380	(8,485)	(90)%	16,739	19,742	(3,003)	(15)%
Depreciation and amortization	10,827	9,812	1,015	10%	21,762	19,835	1,927	10%
Owned hotels	20,704	18,150	2,554	14%	40,027	35,296	4,731	13%
Other expenses from franchised and managed properties	205,113	207,265	(2,152)	(1)%	382,186	375,754	6,432	2%
Total operating expenses	302,534	303,031	(497)	0%	574,334	557,972	16,362	3%

Operating income	132,622	124,389	8,233	7%	192,771	202,240	(9,469)	(5)%

OTHER EXPENSES AND INCOME, NET
Interest expense	23,845	16,270	7,575	47%	44,026	30,354	13,672	45%
Interest income	(2,415)	(2,056)	(359)	17%	(4,146)	(3,939)	(207)	5%
Other loss (gain)	2,544	(2,187)	4,731	(216)%	3,880	(4,095)	7,975	(195)%
Equity in net gain of affiliates	(7,933)	(185)	(7,748)	4,188%	(7,778)	(122)	(7,656)	6,275%
Total other expenses and income, net	16,041	11,842	4,199	35%	35,982	22,198	13,784	62%

Income before income taxes	116,581	112,547	4,034	4%	156,789	180,042	(23,253)	(13)%
Income tax expense	29,445	27,837	1,608	6%	38,644	42,512	(3,868)	(9)%
Net income	$87,136	$84,710	$2,426	3%	$118,145	$137,530	$(19,385)	(14)%

Basic earnings per share	$1.82	$1.66	$0.16	10%	$2.42	$2.68	$(0.26)	(10)%

Diluted earnings per share	$1.80	$1.65	$0.15	9%	$2.41	$2.66	$(0.25)	(9)%

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30,	December 31,
	2024	2023

ASSETS
Cash and cash equivalents	$60,409	$26,754
Accounts receivable, net	235,384	195,896
Investments in equity securities, at fair value	90,446	—
Other current assets	61,918	73,880
Total current assets	448,157	296,530

Property and equipment, net	541,194	493,478
Operating lease right-of-use assets	83,359	85,101
Goodwill	220,187	220,187
Intangible assets, net	833,016	811,075
Notes receivable, net of allowances	77,871	78,900
Investments in equity securities, at fair value	—	116,374
Investments for employee benefit plans, at fair value	45,270	39,751
Investments in affiliates	80,555	70,579
Other assets	189,298	182,824

Total assets	$2,518,907	$2,394,799

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Accounts payable	$151,086	$131,284
Accrued expenses and other current liabilities	96,583	109,248
Deferred revenue	105,928	108,316
Current portion of long-term debt	—	499,268
Liability for guest loyalty program	98,493	94,574
Total current liabilities	452,090	942,690

Long-term debt	1,868,425	1,068,751
Long-term deferred revenue	132,170	133,501
Deferred compensation & retirement plan obligations	50,676	45,657
Operating lease liabilities	110,266	109,483
Liability for guest loyalty program	44,394	43,266
Other liabilities	7,665	15,853

Total liabilities	2,665,686	2,359,201

Total shareholders' (deficit) equity	(146,779)	35,598

Total liabilities and shareholders' (deficit) equity	$2,518,907	$2,394,799

Choice Hotels International, Inc.		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six months ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$118,145	$137,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,762	19,835
Depreciation and amortization – other expenses from franchised and managed properties	13,797	18,581
Franchise agreement acquisition cost amortization	13,993	9,380
Non-cash share-based compensation and other charges	19,253	23,689
Non-cash interest, investments, and affiliate income, net	(1,791)	(3,098)
Deferred income taxes	(2,689)	2,157
Equity in net loss of affiliates, less distributions received	1,160	637
Franchise agreement acquisition costs, net of reimbursements	(52,025)	(46,150)
Change in working capital and other	(18,010)	(36,822)
Net cash provided by operating activities	113,595	125,739
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in property and equipment	(73,539)	(45,684)
Investments in intangible assets	(1,702)	(1,385)
Contributions to investments in affiliates	(19,486)	(15,328)
Distributions from sales of affiliates	15,850	868
Purchases of investments for employee benefit plans	(2,110)	(3,206)
Proceeds from sales of investments for employee benefit plans	2,142	1,099
Proceeds from sales of equity securities	16,815	—
Issuances of notes receivable	(1,479)	(4,284)
Collections of notes receivable	1,743	9,296
Other items, net	(266)	(526)
Net cash used in investing activities	(62,032)	(59,150)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	301,500	185,000
Debt issuance costs	(2,760)	(755)
Purchases of treasury stock	(292,711)	(234,455)
Dividends paid	(28,854)	(27,534)
Proceeds from the exercise of stock options	4,261	5,616
Net cash used in financing activities	(18,564)	(72,128)
Net change in cash and cash equivalents	32,999	(5,539)
Effect of foreign exchange rate changes on cash and cash equivalents	656	140
Cash and cash equivalents, beginning of period	26,754	41,566
Cash and cash equivalents, end of period	$60,409	$36,167

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended June 30, 2024			For the Three Months Ended June 30, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$156.38	62.0%	$96.99	$155.09	59.9%	$92.90	0.8%	210	bps	4.4%
Midscale & Upper Midscale (2)	104.16	60.2%	62.75	104.49	60.4%	63.15	(0.3)%	(20)	bps	(0.6)%
Extended Stay (3)	64.38	74.0%	47.64	65.26	74.6%	48.65	(1.4)%	(60)	bps	(2.1)%
Economy (4)	72.42	49.6%	35.93	72.71	50.5%	36.72	(0.4)%	(90)	bps	(2.1)%
Total	$99.46	60.3%	$60.00	$100.09	60.2%	$60.29	(0.6)%	10	bps	(0.5)%

	For the Six Months Ended June 30, 2024			For the Six Months Ended June 30, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$150.36	56.5%	$85.02	$148.04	55.8%	$82.53	1.6%	80	bps	3.0%
Midscale & Upper Midscale (2)	99.20	54.9%	54.47	100.19	56.3%	56.45	(1.0)%	(140)	bps	(3.5)%
Extended Stay (3)	62.98	71.5%	45.03	64.08	72.9%	46.74	(1.7)%	(140)	bps	(3.7)%
Economy (4)	69.75	46.2%	32.26	70.35	47.6%	33.52	(0.9)%	(140)	bps	(3.8)%
Total	$94.84	55.5%	$52.65	$95.96	56.5%	$54.22	(1.2)%	(100)	bps	(2.9)%

Effective Royalty Rate
	For the Three Months Ended			For the Six Months Ended
	June 30, 2024	June 30, 2023		June 30, 2024	June 30, 2023
System-wide	5.04%	4.99%		5.04%	4.99%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Country Inn, Park Inn, Quality Inn, Radisson Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2024		June 30, 2023		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	%	Rooms	%
Ascend Hotel Collection	203	23,109	212	23,646	(9)	(4.2)%	(537)	(2.3)%
Cambria Hotels	74	10,209	69	9,399	5	7.2%	810	8.6%
Radisson(1)	60	14,177	68	15,887	(8)	(11.8)%	(1,710)	(10.8)%
Comfort(2)	1,670	131,167	1,663	130,694	7	0.4%	473	0.4%
Quality	1,625	118,739	1,619	119,642	6	0.4%	(903)	(0.8)%
Country	422	33,633	430	34,326	(8)	(1.9)%	(693)	(2.0)%
Sleep	422	29,696	431	30,415	(9)	(2.1)%	(719)	(2.4)%
Clarion(3)	186	19,598	181	19,760	5	2.8%	(162)	(0.8)%
Park Inn	8	775	4	363	4	100.0%	412	113.5%
WoodSpring	246	29,639	224	27,005	22	9.8%	2,634	9.8%
MainStay	130	9,202	121	8,234	9	7.4%	968	11.8%
Suburban	110	9,332	84	7,474	26	31.0%	1,858	24.9%
Everhome	4	449	1	98	3	300.0%	351	358.2%
Econo Lodge	658	38,602	676	39,906	(18)	(2.7)%	(1,304)	(3.3)%
Rodeway	458	25,756	484	27,286	(26)	(5.4)%	(1,530)	(5.6)%
Domestic Franchises	6,276	494,083	6,267	494,135	9	0.1%	(52)	—%

International Franchises	1,210	136,980	1,205	134,766	5	0.4%	2,214	1.6%

Total Franchises	7,486	631,063	7,472	628,901	14	0.2%	2,162	0.3%

(1) Includes Radisson, Radisson Blu, Radisson Individuals, and Radisson Red brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Net income	$87,136	$84,710	$118,145	$137,530
Income tax expense	29,445	27,837	38,644	42,512
Interest expense	23,845	16,270	44,026	30,354
Interest income	(2,415)	(2,056)	(4,146)	(3,939)
Other loss (gain)	2,544	(2,187)	3,880	(4,095)
Equity in net gain of affiliates	(7,933)	(185)	(7,778)	(122)
Depreciation and amortization	10,827	9,812	21,762	19,835
EBITDA	$143,449	$134,201	$214,533	$222,075
Share-based compensation	5,126	6,007	10,059	10,613
Mark to market adjustments on non-qualified retirement plan investments	933	2,051	4,652	3,868
Franchise agreement acquisition costs amortization and charges	4,054	2,736	7,581	5,397
Net reimbursable deficit (surplus) from franchised and managed properties	5,112	(4,388)	29,555	(5,262)
Business combination, diligence and transition costs	895	9,380	16,739	19,742
Operational restructuring (net benefit) charges	(258)	1,569	533	1,569
Limited payment guarantee charge	—	1,551	—	1,551
Expenses associated with legal claims	2,430	—	2,430	—
Adjusted EBITDA	$161,741	$153,107	$286,082	$259,553

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Net income	$87,136	$84,710	$118,145	$137,530
Loss on investments in equity securities, net of dividend income	2,524	—	5,711	—
Net reimbursable deficit (surplus) from franchised and managed properties	2,276	(5,050)	19,198	(7,550)
Business combination, diligence and transition costs	657	7,090	12,604	14,944
Operational restructuring (net benefit) charges	(194)	1,188	402	1,188
Limited payment guarantee charge	—	1,174	—	1,174
Expenses associated with legal claims	1,830	—	1,830	—
Gain on sale of an affiliate	(5,446)	—	(5,446)	—
Adjusted Net Income	$88,783	$89,112	$152,444	$147,286

Diluted Earnings Per Share	$1.80	$1.65	$2.41	$2.66
Loss on investments in equity securities, net of dividend income	0.05	—	0.12	—
Net reimbursable deficit (surplus) from franchised and managed properties	0.05	(0.09)	0.38	(0.13)
Business combination, diligence and transition costs	0.01	0.14	0.26	0.29
Operational restructuring (net benefit) charges	—	0.03	0.01	0.03
Limited payment guarantee charge	—	0.02	—	0.02
Expenses associated with legal claims	0.04	—	0.04	—
Gain on sale of an affiliate	(0.11)	—	(0.11)	—
Adjusted Diluted Earnings Per Share (EPS)	$1.84	$1.75	$3.11	$2.87

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION - 2024 OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2024

EBITDA AND ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$260,000	$272,000
Income tax expense	84,700	88,600
Interest expense	90,600	89,600
Interest income	(7,800)	(7,800)
Other loss	3,200	3,200
Equity in net gain of affiliates	(9,100)	(8,300)
Depreciation and amortization	51,600	51,600
EBITDA	$473,200	$488,900
Share-based compensation	19,900	21,100
Mark to market adjustments on non-qualified retirement plan investments	4,600	4,600
Franchise agreement acquisition costs amortization	15,500	17,500
Net reimbursable deficit from franchised and managed properties	44,500	45,600
Global ERP system implementation and related costs	1,800	1,800
Business combination, diligence and transition costs	17,500	17,500
Operational restructuring charges	500	500
Expenses associated with legal claims	2,500	2,500
Adjusted EBITDA	$580,000	$600,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS)
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$260,000	$272,000
Loss on investments in equity securities, net of dividend income	5,700	5,700
Net reimbursable deficit from franchised and managed properties	32,700	33,100
Business combination, diligence and transition costs	13,000	12,800
Operational restructuring charges	400	400
Expenses associated with legal claims	1,800	1,800
Gain on sale of an affiliate	(5,400)	(5,400)
Global ERP system implementation and related costs	1,300	1,100
Adjusted Net Income	$309,500	$321,500

Diluted Earnings Per Share	$5.40	$5.65
Loss on investments in equity securities, net of dividend income	0.12	0.12
Net reimbursable deficit from franchised and managed properties	0.67	0.68
Business combination, diligence and transition costs	0.25	0.25
Operational restructuring charges	0.01	0.01
Expenses associated with legal claims	0.04	0.04
Gain on sale of an affiliate	(0.11)	(0.11)
Global ERP system implementation and related costs	0.02	0.01
Adjusted Diluted Earnings Per Share (EPS)	$6.40	$6.65